EXHIBIT 99.1

Ark Restaurants Announces Financial Results for the
Fourth Quarter and Full Year of 2015

CONTACT:

Robert Stewart

(212) 206-8800
bstewart@arkrestaurants.com

NEW YORK, New York – December 23, 2015 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the fourth quarter and full year ended October 3, 2015.

Total revenues for the three-month period ended October 3, 2015 were $40,581,000 versus $37,072,000 for the three months ended September 27, 2014. The three-month period ended October 3, 2015 includes revenues of $705,000 related to our second Rustic Inn property in Jupiter, FL which was opened on January 26, 2015 and $855,000 related to our Southwest Porch property in Bryant Park, NY which was opened on July 1, 2015. Last year’s three-month period ended September 27, 2014 included revenues of $399,000 related to two properties closed during the first fiscal quarter of 2015 due to lease expirations.

Total revenues for the year ended October 3, 2015 were $145,863,000 versus 139,357,000 for the year ended September 27, 2014. The year ended October 3, 2015 includes revenues of $15,668,000 related to our first Rustic Inn property in Dania Beach, FL, which was acquired on February 24, 2014. During the previous fiscal year ended September 27, 2014 the first Rustic Inn property in the seven months it was owned and operated by us, generated revenue of $8,753,000. The year ended October 3, 2015 also includes revenues of $3,227,000 related to our second Rustic Inn property in Jupiter, FL which was opened on January 26, 2015 and $855,000 related to our Southwest Porch property in Bryant Park, NY which was opened on July 1, 2015, respectively. The year ended September 27, 2014 included revenues of $4,974,000 related to two properties closed during the third fiscal quarter of 2014 and two properties closed during the first fiscal quarter of 2015 all due to lease expirations.

Company-wide same store sales increased 7.4% for the three-month period ended October 3, 2015 compared to the same three month period last year. For fiscal 2015 company-wide same store sales increased 0.9% compared to last year.

The Company’s EBITDA, adjusted for non-cash stock option expense and non-controlling interests, for the three-month period October 3, 2015 was $4,626,000 versus $4,236,000 during the same three-month period last year. The Company’s EBITDA, adjusted for non-cash stock option expense and non-controlling interests, for the year ended October 3, 2015 was $13,018,000 versus $11,814,000 last year.

Net income for the three-month period ended October 3, 2015 was $2,009,000, or $0.59 per basic share ($0.57 per diluted share), as compared to $2,288,000, or $0.68 per basic share ($0.66 per diluted share), for the same three-month period last year. Net income for the year ended October 3, 2015 was $5,390,000, or $1.59 per basic share ($1.54 per diluted share), as compared to $4,915,000, or $1.49 per basic share ($1.43 per diluted share), for the last year.

As of October 3, 2015 the Company had cash and cash equivalents totaling $9,735,000. The Company has a bank note used for the purchase of membership interests in Ark Hollywood/Tampa Investment, LLC and the purchase of The Rustic Inn in Dania Beach, Florida with an outstanding balance of $5,524,000 at October 3, 2015.

On October 22, 2015, the Company completed its acquisition of Shuckers Inc. in Jensen Beach, Florida for a total purchase price of approximately $5,650,000. The acquisition was financed with a bank loan in the amount of $5,000,000 and cash from operations. In connection with this transaction, the Company also entered into a Credit Agreement (the “Revolving Facility”) with Bank Hapoalim B.M. (the “Bank”) which expires on October 21, 2017. Borrowings under the Revolving Facility will be evidenced by a promissory note (the “Revolving Note”) in favor of the Bank in the amount of up to $10,000,000.00 and will be payable over five years with interest at an annual rate equal to LIBOR plus 3.5% per year. Borrowings under the Revolving Facility are secured by a senior secured interest in all of the Company’s and several of its subsidiaries’ personal and fixture property, but generally not in any directly held investment property or general intangibles.

Ark Restaurants owns and operates 22 restaurants and bars, 19 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C. and Las Vegas, NV. Six restaurants are located in New York City, three are located in Washington, D.C., five are located in Las Vegas, Nevada, three are located in Atlantic City, New Jersey, one is located at the Foxwoods Resort Casino in Ledyard, Connecticut, one is located in Boston, Massachusetts and three are located in Florida. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and six food court concepts; and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino and a restaurant in the Tropicana Hotel and Casino. The operations at the Foxwoods Resort Casino include one fast food concept and one restaurant. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace. The Florida operations include two Rustic Inn’s, one in Dania Beach, Florida and one in Jupiter, Florida, a restaurant, Shuckers, located in Jensen Beach and the operation of five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations.

Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.
Consolidated Statements of Income
For the 14 and 53 week periods ended October 3, 2015 and the 13 and 52 week periods ended September 27, 2014

(In Thousands, Except per share amounts)

	14 weeks ended	13 weeks ended	53 weeks ended	52 weeks ended
	October 3,	September 27,	October 3,	September 27,
	2015	2014	2015	2014

TOTAL REVENUES	$ 40,581	$ 37,072	$ 145,863	$ 139,357

COST AND EXPENSES:

Food and beverage cost of sales	10,944	10,126	39,435	37,091
Payroll expenses	12,745	11,438	46,903	44,427
Occupancy expenses	4,423	4,473	16,790	17,388
Other operating costs and expenses	5,022	4,285	18,494	17,802
General and administrative expenses	2,685	2,611	10,885	10,402
Depreciation and amortization	1,107	1,235	4,415	4,619

Total costs and expenses	36,926	34,168	136,922	131,729

OPERATING INCOME	3,655	2,904	8,941	7,628

OTHER (INCOME) EXPENSE:

Interest (income) expense, net	20	15	191	156
Other (income) expense, net	(74)	(186)	(238)	(488)
Total other income, net	(54)	(171)	(47)	(332)

INCOME BEFORE PROVISION FOR INCOME TAXES	3,709	3,075	8,988	7,960

Provision for income taxes	1,377	593	2,596	1,775

CONSOLIDATED NET INCOME	2,332	2,482	6,392	6,185

Net income attributable to non-controlling interests	(323)	(194)	(1,002)	(1,270)

NET INCOME ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$ 2,009	$ 2,288	$ 5,390	$ 4,915

NET INCOME PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$ 0.59	$ 0.68	$ 1.59	$ 1.49
Diluted	$ 0.57	$ 0.66	$ 1.54	$ 1.43

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,408	3,374	3,393	3,296
Diluted	3,526	3,481	3,509	3,430

EBITDA Reconciliation:
Pre tax income	$ 3,709	$ 3,075	$ 8,988	$ 7,960
Depreciation and amortization	1,107	1,235	4,415	4,619
Interest expense, net	20	15	191	156
EBITDA (a)	$ 4,836	$ 4,325	$ 13,594	$ 12,735

EBITDA adjusted for non-cash stock option expense,
and non-controlling interests:
EBITDA (as defined) (a)	$ 4,836	$ 4,325	$ 13,594	$ 12,735
Net (income) loss attributable to non-controlling interests	(323)	(194)	(1,002)	(1,270)
Non-cash stock option expense	113	105	426	349
EBITDA, as adjusted	$ 4,626	$ 4,236	$ 13,018	$ 11,814

(a) EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the
Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.